Exhibit 10.1
LIMITED GUARANTEE
     Limited Guarantee, dated as of September [_], 2008 (this “Limited Guarantee”), by [                    ] (the “Guarantor”), in favor of eTelecare Global Solutions, Inc., a Philippines corporation (the “Guaranteed Party”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Acquisition Agreement.
          1. LIMITED GUARANTEE. To induce the Guaranteed Party to enter into an Acquisition Agreement dated as of September [_], 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Acquisition Agreement”) between the Guaranteed Party and [                                        ], a Delaware limited liability company (“Purchaser”), pursuant to which Purchaser has agreed, among other things and subject to the terms and conditions of the Acquisition Agreement, to commence a tender offer to purchase all of the Guaranteed Party’s issued and outstanding common shares, par value PhP2.00 per share. listed on the Philippine Stock Exchange, Inc. and all of the Guaranteed Party’s issued and outstanding American Depository Shares traded on the Nasdaq Global Market (the “Acquisition”), the Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, the due and punctual payment of (i) 50% of the payment obligations of Purchaser with respect to the Termination Fee payable by Purchaser, if and when due pursuant to Section 5.5 of the Acquisition Agreement, and (ii) 50% of the Purchaser’s obligations for breach of the Acquisition Agreement, in each case subject to the terms and limitations of Section 5.5 and Section 6.13 of the Acquisition Agreement ((i) and (ii) together, the “Obligation”); provided that the maximum amount payable by the Guarantor hereunder shall not in any event exceed $[ ] in the aggregate (the “Cap”), it being understood that this Limited Guarantee may not be enforced without giving effect to the Cap.
          2. NATURE OF GUARANTEE. The Guaranteed Party shall not be obligated to file any claim relating to the Obligation in the event that Purchaser becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Guaranteed Party hereunder is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder as if such payment had not been made (subject to the terms hereof). This is an unconditional guarantee of payment and not of collectibility.
          3. CHANGES IN OBLIGATIONS, CERTAIN WAIVERS. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Purchaser or any other person interested in the transactions contemplated by the Acquisition Agreement (including any other guarantor pursuant to a limited guarantee dated as of the date hereof to be entered into between the Guaranteed Party and such other guarantor (the “Other Guarantor”); (b) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Purchaser or any other person interested in the transactions contemplated by the Acquisition Agreement (including the Other Guarantor); (c) the existence of any claim, set-off or other right which the Guarantor may have at any time against Purchaser or the Guaranteed Party, whether in connection with the Obligation or otherwise; or (d) the adequacy of any other means the Guaranteed Party may have of obtaining repayment of any of the Obligation. To the fullest extent permitted by Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Obligation, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the Obligation incurred and all other notices of any kind (except for notices to be provided to Purchaser and its counsel Weil, Gotshal & Manges LLP in accordance with Section 6.6 of the Acquisition Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Purchaser or any other person interested in the transactions contemplated by the Acquisition Agreement (including the Other Guarantor), and all suretyship defenses generally (other than fraud or willful misconduct by the Guaranteed Party or any of its subsidiaries or affiliates, or defenses to the payment of the Obligation under the Acquisition Agreement that are available to Purchaser for breach by the Guaranteed Party of this Limited Guarantee). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Acquisition Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.
          The Guaranteed Party hereby covenants and agrees that it shall not institute, and shall cause its subsidiaries and affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Acquisition Agreement or the transactions contemplated thereby, against any Guarantor Affiliate or Purchaser Affiliate (as defined below) except for claims against the Guarantor under this Limited Guarantee and against the Other Guarantor under its written limited guarantee delivered contemporaneously herewith, and the Guarantor hereby covenants and agrees that it shall not institute, and shall cause its subsidiaries and Affiliates not to institute, any proceeding asserting that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at Law); provided however, this Limited Guarantee shall not limit the remedies provided for in Section 6.13(b) of the Acquisition Agreement. Notwithstanding anything to the contrary contained in this Limited Guarantee, the Guaranteed Party hereby agrees that to the extent Purchaser is relieved of its obligations under the Acquisition Agreement, the Guarantor shall be similarly relieved of its obligations under this Limited Guarantee.
          4. NO WAIVER. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power.
          5. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants that:
               (a) the execution, delivery and performance of this Limited Guarantee have been duly authorized by all necessary action and do not contravene any provision of the Guarantor’s charter, partnership agreement, operating agreement or similar organizational documents or any Law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets;
               (b) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Limited Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Limited Guarantee;
               (c) this Limited Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at Law); and
               (d) the Guarantor has the financial capacity to pay and perform its obligations under this Limited Guarantee, and all funds necessary for such Guarantor to fulfill its obligations under this Limited Guarantee shall be available to such Guarantor for so long as this Limited Guarantee shall remain in effect in accordance with Section 8 hereof.
          6. NO ASSIGNMENT. Neither the Guarantor nor the Guaranteed Party may assign its rights, interests or obligations hereunder to any other person (except by operation of Law) without the prior written consent of the Guaranteed Party or the Guarantor, as the case may be; except that if a portion of Guarantor’s commitment under the Equity Commitment Letter (as defined below) is assigned in accordance with the terms thereof, then a corresponding portion of its obligations hereunder may be assigned to the same assignee; provided that notwithstanding such assignment, Guarantor shall not be released from the Obligations hereunder.
          7. NOTICES. All notices and other communications hereunder shall be in writing in the English language and shall be given (a) on the date of delivery if delivered personally, (b) on the date of delivery if delivered by a nationally recognized next-day courier service, (c) on the date of delivery if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices to the Guarantor hereunder shall be delivered as set forth below or to such other address or facsimile number as the Guarantor shall have notified the Guaranteed Party in a written notice delivered to the Guaranteed Party in accordance with the Acquisition Agreement:

If to Guarantor:
[                                        ]
with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP
29th Floor, Gloucester Tower
The Landmark, 15 Queen’s Road Central
Hong Kong
Telephone: (852) 3476-9100
Facsimile: (852) 3015-9354
Attention: Peter Feist
[Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Telephone: (212) 450-4597
Facsimile: (212) 450-3597
Attention: John Knight]
          8. CONTINUING GUARANTEE. Subject to the last sentence of Section 3 hereof, this Limited Guarantee shall terminate and the Guarantor shall have no further Obligation under this Limited Guarantee as of the earlier of (a) the Acceptance Date, (b) the termination of the Acquisition Agreement in circumstances where no Termination Fee is payable, (c) the Obligation payable under this Limited Guarantee has been paid in full (subject to the Cap) and (d) the three (3) month anniversary of the date of termination of the Acquisition Agreement if the Guaranteed Party has not presented a claim for payment hereunder to the Guarantor by such date. Notwithstanding the foregoing, in the event that the Guaranteed Party or any of its subsidiaries or affiliates asserts in any litigation or other proceeding that the provisions hereof (including, without limitation, Section 1 hereof) limiting the Guarantor’s liability or any other provisions of this Limited Guarantee are illegal, invalid or unenforceable in whole or in part, or asserting any theory of liability against the Guarantor or any Guarantor Affiliate or Purchaser with respect to the transactions contemplated by the Acquisition Agreement or this Limited Guarantee other than liability of the Guarantor under this Limited Guarantee (as limited by the provisions hereunder, including Section 1), then (x) the obligations of the Guarantor under this Limited Guarantee shall terminate ab initio and be null and void, (y) if the Guarantor has previously made any payments under this Limited Guarantee, it shall be entitled to recover such payments from the Guaranteed Party, and (z) neither the Guarantor nor any Guarantor Affiliates or Purchaser Affiliates shall have any liability to the Guaranteed Party with respect to the transactions contemplated by the Acquisition Agreement or under this Limited Guarantee.
          9. NO RECOURSE. The Guaranteed Party acknowledges that the sole asset of Purchaser is cash in a de minimis amount, and that no additional funds are expected to be contributed to Purchaser unless and until the Acceptance Date. Notwithstanding anything that may be expressed or implied in this Limited Guarantee or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that the Guarantor may be a partnership or limited liability company, by its acceptance of the benefits of this Limited Guarantee, the Guaranteed Party acknowledges and agrees that it has no right of recovery against, and no personal liability shall attach to, the Guarantor or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of the Guarantor or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of any of the foregoing (collectively, but not including Purchaser, each a “Guarantor Affiliate or Purchaser Affiliate”), through Purchaser or otherwise, whether by or through attempted piercing of the corporate (or limited liability company) veil, by or through a claim by or on behalf of Purchaser against Guarantor or any Guarantor Affiliate or Purchaser Affiliate (including a claim to enforce any of the commitment letters, each dated as of date hereof, from the Guarantor and the Other Guarantor, respectively, to Purchaser (the “Equity Commitment Letters”), by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise, except for its rights to recover from the Guarantor (but not any Guarantor Affiliate or Purchaser Affiliate (including any general partner or managing member)) under and to the extent provided in this Limited Guarantee and subject to the Cap and the other limitations described herein and its rights against the Other Guarantor pursuant to its written limited guarantee delivered contemporaneously herewith. Recourse against the Guarantor under and pursuant to the terms of this Limited Guarantee and against the Other Guarantor pursuant to the terms of its written limited guarantee delivered contemporaneously herewith shall be the sole and exclusive remedy of the Guaranteed Party and all of its affiliates against the Guarantor and Other Guarantor and any of their respective Guarantor Affiliates or Purchaser Affiliates in respect of any liabilities or the Obligation arising under, or in connection with, the Acquisition Agreement or the transactions contemplated thereby. Nothing set forth in this Limited Guarantee shall affect or be construed to confer or give to any person other than the Guaranteed Party (including any person acting in a representative capacity) any rights or remedies against any Person, including Guarantor.
          10. RELEASE. (a) By its acceptance of this Limited Guarantee, the Guaranteed Party hereby covenants and agrees that (1) neither the Guaranteed Party nor any of its subsidiaries, Affiliates, officers, directors, security holders or representatives has or shall have any right of recovery under or in connection with the Acquisition Agreement, or the transactions contemplated thereby or otherwise relating thereto, and to the extent that it has or obtains any such right it, to the maximum extent permitted by Law, hereby waives (on its own behalf and on behalf of each of the aforementioned persons) each and every such right against, and hereby releases, the Guarantor and each of the Guarantor Affiliates or Purchaser Affiliates from and with respect to any claim, known or unknown, now existing or hereafter arising, in connection with or otherwise relating to the Acquisition Agreement or the transactions contemplated thereby, whether by or through attempted piercing of the corporate (or limited liability company) veil, by or through a claim by or on behalf of Purchaser or any other person against any Guarantor or Guarantor Affiliate or Purchaser Affiliate, or otherwise under any theory of Law or equity (the “Released Claims”), other than claims against the Guarantor pursuant to this Limited Guarantee (subject to the Cap); and (2) recourse against the Guarantor under this Limited Guarantee (and subject to the Cap) shall be the sole and exclusive remedy of the Guaranteed Party. The Guaranteed Party hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Acquisition Agreement or the transactions contemplated thereby or otherwise relating thereto, against Purchaser, Guarantor or any Guarantor Affiliate or Purchaser Affiliate except claims against the Guarantor under this Limited Guarantee (subject to the limitations described herein). Notwithstanding the foregoing, in connection with the pursuit by the Guaranteed Party of a claim under this Limited Guarantee, the Guaranteed Party may pursue a declaratory judgment claim against Purchaser, but solely to the extent necessary to demonstrate that Purchaser has failed to perform its obligation under the Acquisition Agreement; provided, that such claim by the Guaranteed Party does not seek any other remedy (including damages) against Purchaser.
          11. GOVERNING LAW. This Limited Guarantee and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Limited Guarantee or the negotiation, execution or performance of this Limited Guarantee, shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All claims arising out of or relating to this Limited Guarantee shall be heard and determined exclusively in any Delaware state or federal court sitting in New Castle County, Delaware. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in New Castle County, Delaware for the purpose of any claim arising out of or relating to this Limited Guarantee brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the claim is improper, or that this Limited Guarantee or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.
          12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LIMITED GUARANTEE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
          13. COUNTERPARTS. This Limited Guarantee may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
          14. SEVERABILITY. If any term or other provision of this Limited Guarantee is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Limited Guarantee shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party; provided, however, that this Limited Guarantee may not be enforced without giving effect to the provisions of Section 1 hereof. No party hereto shall assert, and each party shall cause its respective affiliates not to assert, that this Limited Guarantee or any part hereof is invalid, illegal or unenforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Limited Guarantee so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
          15. HEADINGS. Headings are used for reference purposes only and do not affect the meaning or interpretation of this Limited Guarantee.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Guarantor has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.
GUARANTOR
By:
       Name:
       Title:
[SIGNATURE PAGE TO LIMITED GUARANTEE]

     IN WITNESS WHEREOF, the Guaranteed Party has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.
ETELECARE GLOBAL SOLUTIONS, INC.
By:
       Name:
       Title:
[SIGNATURE PAGE TO LIMITED GUARANTEE]